SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Baker Hughes
Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	76-0207995 (I.R.S. Employer Identification No.)
17021 Aldine Westfield Road Houston, Texas (Address of Principal Executive Offices)	77073 (Zip Code)

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.125% Senior Notes Due 2040	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-159065
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Baker Hughes Incorporated (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated August 19, 2010 (the “Prospectus Supplement”) to a Prospectus dated June 1, 2009 contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-159065), which Registration Statement became effective with the Commission on May 27, 2009 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Material United States Federal Income Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit Number	Description
4.1	Indenture dated as of October 28, 2008 (the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 29, 2008).
4.2	Officers’ Certificate of the Company dated August 24, 2010 establishing the 5.125% Senior Notes due 2040 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Commission on August 24, 2010).
4.3	Form of 5.125% Senior Notes due 2040 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed with the Commission on August 24, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

By:	/s/ Lee Whitley
	Name:	Lee Whitley
	Title:	Vice President and Corporate Secretary

Date: June 27, 2017

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